EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of the FEI Company 1995 Stock Incentive Plan As Amended on Form S-8 of our report dated January 31, 1997, appearing in the Annual Report on Form 10-K of FEI Company for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Portland, Oregon
July 31, 1997